EXHIBIT 99.3

THE GORMAN-RUPP COMPANY ANNOUNCES KENNETH REYNOLDS JOINS BOARD OF DIRECTORS

Mansfield, Ohio – April 25, 2014 – At the Annual Meeting of the Shareholders of The Gorman-Rupp Company (NYSE MKT: GRC) held April 24, 2014, Kenneth R. Reynolds was elected to the Board of Directors.

Mr. Reynolds, age 55, is Chief Financial Officer of Ariel Corporation. Ariel is a major Ohio-based designer and manufacturer of a wide variety of compressors for diverse global petroleum markets. Previously, Mr. Reynolds, a Certified Public Accountant, was a partner with an Ohio-based public accounting firm.

Mr. Reynolds succeeds Dr. Peter B. Lake following his decision not to stand for re-election at the 2014 Annual Meeting after 39 years of distinguished service as a Director of the Company.

David P. Emmens

Corporate Secretary

The Gorman-Rupp Company

Telephone (419) 755-1477

NYSE MKT: GRC

For additional information, contact Wayne L. Knabel, Chief Financial Officer, Telephone (419) 755-1397.

The Gorman-Rupp Company is a leading designer, manufacturer and international marketer of pumps and pump systems for use in diverse water, wastewater, construction, dewatering, industrial, petroleum, original equipment, agriculture, fire protection, heating, ventilating and air conditioning (HVAC), military and other liquid-handling applications.